SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-FIELDCREST CANNON

          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                 9/23/97           10,000-           33.8864
                                 9/22/97           10,000-           33.6989
                                 9/17/97            5,000-           34.1364
          GAMCO INVESTORS, INC.
                                 9/23/97           19,900-           33.9673
                                 9/22/97            5,400-           33.7708
                                 9/19/97            3,500-           34.0982
                                 9/18/97            3,000-           33.8958
                                 9/16/97           21,500-           34.5000
                                 9/16/97            8,000-           34.5313
                                 9/16/97            7,000-           34.4554
                                 9/16/97            3,000-           34.4375

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.







                                       27